Exhibit 10.33

Amendment No 2 to Loan Agreement

November 14, 2018

Effective DATE:	September 30, 2018

PARTIES:	Borrower:	Amyris, Inc., a Delaware corporation (“Amyris”) and Amyris Fuels, LLC, a Delaware limited liability company (“Fuels”)

	Lender:	GACP Finance Co., LLC., a Delaware limited liability company

RECITALS

A.                Lender has extended credit (the “Loan”) to Borrower in the original principal amount of Thirty-Six Million Dollars ($36,000,000) pursuant to that certain Loan and Security Agreement, dated as of June 29, 2018, as modified by that certain First Modification Agreement, effective as of June 29, 2018 and as amended pursuant to that certain Amendment No 1 to Loan Agreement, effective as of August 24, 2018 (the “Loan Agreement”), each by and among by Borrower, each “Subsidiary Guarantor” party thereto, the several banks and other financial institutions or entities from time to time parties thereto (collectively, referred to as “Lender”) and GACP Finance Co., LLC., a Delaware limited liability company, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”).

B.                 Borrower and Lender desire to make a technical amendment to the definition of Borrowing Base in the Loan Agreement.

C.                 The term “Loan Documents” and each other capitalized term used but not defined herein has the meaning given to such term in the Loan Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

1.                  Amendment to Loan Agreement. Effective as of the Effective Date hereof, the Loan Agreement is modified as follows:

1.1              Section 1.1 of the Loan Agreement is hereby amended by deleting the definitions of “Fee Letter” and “Term Loan Interest Rate” in their entirety and replacing them with the following:

“Fee Letter” means that certain Amended and Restated Fee Letter dated as of November 14, 2018 between Borrower and Agent.

“Term Loan Interest Rate” means for any day a per annum rate of interest equal to (i) thegreater of (a) the prime rate as reported in The Wall Street Journal or (b) 4.0% plus (ii) 8.25%.

1.2              Section 2.6(c) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(c) Prepayment Charge. Concurrently with prepayment pursuant to Section 2.6(a) or (b) Borrower shall pay a charge equal to: (i) if such Advance amounts are prepaid in any of the first twelve (12) months following the Closing Date, the sum of 3% of the Advance amount being prepaid plus all required remaining scheduled interest payments which would have been due on the Advance amount being prepaid through June 28, 2019 such interest payments to be calculated at the Term Loan Interest Rate prevailing on the date of prepayment; (ii) if such Advance amounts are prepaid in any of the second twelve (12) months following the Closing Date, 2% of the Advance amount being prepaid; and (iii) if such Advance amounts are prepaid in any of the third twelve (12) months following the Closing Date, 1% of the Advance amount being prepaid (each, a “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of each Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances.

1.3              Section 7.16 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“7.16 Minimum Liquidity. Borrower shall have, on a consolidated basis, liquidity calculated as unrestricted, unencumbered Cash and Cash Equivalents in one or more Deposit Accounts located in the United States which are subject to an Account Control Agreement in favor of Agent (provided that no Account Control Agreement shall be required to be in place until the seventh day after the Closing Date) as of:

(a)        the last day of the month for each of June, July, August and September of 2018 and at all times during the period beginning on October 1, 2018 and ending on November 12, 2018, in a minimum amount equal to $10,000,000; provided, that for the first two months of each fiscal quarter beginning on or after the Closing Date, such amount shall be reduced to $5,000,000 in the event liquidity calculated as the sum of (i) unrestricted, unencumbered Cash and Cash Equivalents in one or more Deposit Accounts located in the United States which are subject to an Account Control Agreement in favor of Agent, provided that no Account Control Agreement shall be required to be in place until the seventh day after the Closing Date and (ii) the outstanding principal amount of all Eligible Accounts Receivable not required to meet the covenant set forth in Section 7.17 equals minimum amount of $10,000,000; and

(b)       at all times on and after November 13, 2018 and ending on the date hereof, in a minimum amount equal to $15,000,000; provided, that for the first two months of each fiscal quarter beginning on or after the Closing Date, such amount shall be reduced to $10,000,000 in the event liquidity calculated as the sum of (i) unrestricted, unencumbered Cash and Cash Equivalents in one or more Deposit Accounts located in the United States which are subject to an Account Control Agreement in favor of Agent, provided that no Account Control Agreement shall be required to be in place until the seventh day after the Closing Date and (ii) the outstanding principal amount of all Eligible Accounts Receivable not required to meet the covenant set forth in Section 7.17 equals minimum amount of $15,000,000.”

1.4              Each reference in the Loan Documents to the Loan Agreement is a reference to such document as modified herein.

2.                  Representations and Warranties. Borrower represents and warrants to Lender:

2.1              As of the date hereof, Minimum Liquidity as calculated in accordance with the Section 7.16 of the Loan Agreement is at least $15,000,000 and is comprised of Cash and Cash Equivalents.

2.2              No Event of Default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be an Event of Default under the Loan Documents as modified herein has occurred and is continuing.

2.3              There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Loan from the most recent financial statement received by Lender.

2.4              The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws or by equitable principals of general application.

3.                  Miscellaneous.

3.1              Before this Amendment becomes binding on Lender, Lender shall have received, in form and substance satisfactory to Lender, in Lender’s sole and absolute discretion, fully executed, and if requested by Lender, acknowledged originals of this Amendment and the Amended and Restated Fee Letter referenced herein.

3.2              The Loan Documents are ratified and affirmed by Borrower and remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents remain as security for the Loan and the obligations of Borrower in the Loan Documents.

3.3              The Loan Documents as modified herein contain the entire understanding and agreement of Borrower and Lender in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, and understandings with respect thereto. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by Lender and Borrower.

3.4              Except as specifically provided in this Amendment, no implied consent involving any of the matters set forth in this Amendment or otherwise shall be inferred or implied by Lender’s execution of this Amendment or any other action of Lender. Lender’s execution of this Amendment shall not constitute a waiver, either express or implied, of the requirement that any further waiver with respect to or modification of the Loan or of the Loan Documents shall require the express written approval of Lender, as further set forth in the Loan Documents. Lender’s execution of this Amendment shall not constitute a waiver of any of the rights and remedies that Lender may have against Borrower, or of any of Lender’s rights and remedies arising out of the Loan Documents and such rights and remedies are hereby expressly reserved.

3.5              In consideration of the agreements of Lender set forth in this Amendment, Borrower, and all of their respective heirs, personal representatives, predecessors, successors and assigns (individually and collectively, the “Releasors”), hereby fully, finally, and forever release and discharge Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, the Releasors or any of them have, whether known or unknown, in respect of the Loan Documents arising from events occurring prior to the date hereof.

3.1              This Amendment shall be governed by the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

3.2              The Loan Documents as modified herein are binding upon, and inure to the benefit of, Borrower and Lender and their respective successors and assigns.

3.3              This Amendment may be executed in one or more counterparts, each of which is deemed an original and all of which together constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

[SIGNATURE PAGE FOLLOWS]

DATED as of the date first above stated.

“Borrower”

Amyris, Inc., a Delaware corporation

By:	/s/ Kathleen Valiasek
Name:
Title:

Amyris Fuels, LLC, a Delaware limited liability company

By:	/s/ Kathleen Valiasek
Name:
Title:

“Lender”

GACP Finance Co., LLC., a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Amendment No 2 to Loan Agreement]

DATED as of the date first above stated.

“Borrower”

Amyris, Inc., a Delaware corporation

By:
Name:
Title:

Amyris Fuels, LLC, a Delaware limited liability company

By:
Name:
Title:

“Lender”

GACP Finance Co., LLC., a Delaware limited liability company

By:	/s/ John Ahn
Name:	John Ahn
Title:	President

[Signature Page to Amendment No 2 to Loan Agreement]